BUILDERS PROLOAN FUND, INC.

                              ARTICLES OF AMENDMENT

         Builders ProLoan Fund, Inc., a Maryland Corporation having its principal office at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (herein after called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

         SECOND: The name of the Corporation is Builders Fixed Income Fund, Inc.

         THIRD: By unanimous vote at a meeting of the Board of Director held January 28, 1999 pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation duly adopted a resolution in which was set forth the foregoing amendment of the charter as proposed was in the best interest of the Corporation.

         FOURTH: The Board of Directors of the Corporation duly adopted the foregoing amendment without any action by the shareholders pursuant to Article SEVENTH section (i) of the Articles of Incorporation.

         FIFTH The amendment of the charter of the Corporation as hereinabove set forth has been duly advised and approved by the Board of Directors of the Corporation.

         SIXTH: The Articles of Amendment shall become effective on the 29th day of January, 1999.

         IN WITNESS WHEREOF, Builders ProLoan Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary as of January 28, 1999.


                                             BUILDERS PROLOAN FUND, INC.


                                             By:
                                                ------------------------------
                                                John W. Stewart, President
ATTEST:


--------------------------------
John W. Stewart, Secretary

         THE UNDERSIGNED, President of BUILDERS PROLOAN FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                 -------------------------------
                                                          John W. Stewart